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                             September 6, 1995


VLSI Technology, Inc.
1109 McKay Drive
San Jose, CA 95131

    Re:   VLSI Technology, Inc.
          Registration Statement on Form S-3
          -----------------------------------


Ladies and Gentlemen:


     At your request, we have examined the Registration Statement on Form S-3 (File No. 33-62161) (the "Registration Statement") filed by VLSI
Technology, Inc. (the "Company") with the Securities and Exchange
Commission (the "Commission") on August 28, 1995 together with Amendment
No. 1 thereto in the form in which it is proposed to be filed with the Commission on or about September 7, 1995 (the "Amendment") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the Company's $172,500,000 aggregate principal amount of ___% Convertible Subordinated Notes due 2005 (the "Notes") (including
$22,500,000 in aggregate principal amount subject to an over-allotment option to be granted to the Underwriters) and the Company's Common Stock, $0.01 par value, into which the Notes may be converted (the "Common Stock") pursuant to the proposed form of Indenture to be filed as an exhibit to the Amendment (the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee. The Notes are to be issued pursuant to the Indenture and sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") in substantially the form filed as an exhibit to the Amendment. The Notes and the Common Stock are to be issued from time to time as set forth in the Registration Statement, as amended by the Amendment, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements"), if any.



     We have examined instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.


     We are advised by the Company that its Common Stock is quoted on the Nasdaq National Market, and we have relied on that fact in rendering our opinions set forth below. In addition, we express no opinion as to the enforceability of the Notes and the Indenture at any future date if on such date the Company no longer has any security quoted on the Nasdaq National Market or if the Nasdaq


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National Market ceases to be certified by the California Commissioner of
Corporations pursuant to subdivision (o) of Section 25100 of the California Corporations Code.

     Based on such examination, we are of the opinion that:


     1. When the issuance of the Notes has been duly authorized by appropriate corporate action of the Company and the Notes, in the form filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold pursuant to the Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Notes will be valid and binding obligations of the Company, entitled to the benefits of such Indenture.



     2. When the issuance of the Common Stock has been duly authorized by appropriate corporate action of the Company and the Common Stock has been duly issued, sold and delivered in accordance with the Indenture and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Common Stock will be legally and validly issued, fully paid and nonassessable.



     Our opinion that any document is valid and binding is qualified as to:


     (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally; and

     (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.


     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and Amendment and to the use of our name wherever it appears in the Registration Statement, the Prospectus, Prospectus Supplement and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such terms as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.



                                     Very truly yours,


                                     /s/   WILSON, SONSINI, GOODRICH & ROSATI
                                     -----------------------------------------
                                     WILSON, SONSINI, GOODRICH & ROSATI
                                     Professional Corporation



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